Exhibit A

OFFICERS AND DIRECTORS OF INTER RAO CAPITAL AS OF NOVEMBER 14, 20121

Board of Directors

Name	Present Principal Occupation	Citizenship

Marat Khanafeev	General Director	Russian Federation

Evgeny Miroshnichenko	Director for Strategic Development, Unit for Strategy and Investments, INTER RAO UES	Russian Federation

Alexandra Chesnokova	Chief Accountant, INTER RAO UES	Russian Federation

Svetlana Ivanichkina	Acting Chief Financial Officer, Financial Economic Center, INTER RAO UES	Russian Federation
Olga Makarevich	Head of Corporate Governance of Subsidiaries and Dependent Companies, Unit for Corporate and Property Relations, INTER RAO UES	Russian Federation

Executive Officers

Name	Present Principal Occupation	Citizenship

Marat Khanafeev	General Director	Russian Federation

OFFICERS AND DIRECTORS OF INTER RAO UES AS OF NOVEMBER 14, 20122

Executive officers

Name	Present Principal Occupation	Citizenship
Boris Kovalchuk	Chairman of the Management Board, CEO	Russian Federation
Vyacheslav Artamonov	Member of the Management Board	Russian Federation
Alexander Boris	Member of the Management Board	Russian Federation
Ilnar Mirsiyapov	Member of the Management Board, Head of the Strategy and Investment Unit	Russian Federation
Valery Murgulets	Member of the Management Board, Head of Innovations, Investments and Costs Unit	Russian Federation
Pavel Okley	Member of the Management Board, Head of the Operations Unit	Russian Federation
Dmitry Palunin	Member of the Management Board, CFO	Russian Federation
Alexander Pakhomov	Member of the Management Board, Head of the Legal Affairs Unit	Russian Federation
Sergey Rumiantsev	Member of the Management Board, Director for Economy	Russian Federation
Yury Sharov	Member of the Management Board, Head of Engineering Unit	Russian Federation
Karina Tsurcan	Member of the Management Board, Head of the Trading Unit	Russian Federation

Board of Directors

Name	Present Principal Occupation	Citizenship
Grigory Kurtser	Chairman of the Board of Directors	Russian Federation
Beccalli Ferdinando Falco	President and CEO of GE Europe & North Asia and CEO of GE Germany	Italy
Oleg Budargin	Chairman of the Management Board of “Federal Grid Company of Unified Energy System”, JSC	Russian Federation
Vladimir Dmitriev	Chairman of State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”	Russian Federation
Boris Kovalchuk	Chairman of the Management Board	Russian Federation
Vyacheslav Kravchenko	Chairman of the Management Board of NP “Market Council”	Russian Federation
Aleksandr Lokshin	Deputy Director General and Director of the Nuclear Power Complex Directorate of State Atomic Energy Corporation “Rosatom”	Russian Federation
Kirill Seleznyov	Member of the Management Committee, Head of the Gas and Liquid Hydrocarbons Marketing and Processing Department of JSC “GAZPROM”	Russian Federation
Vladimir Strzhalkovsky	General Director, Chairman of the Management Board of OJSC “MMC NORILSK NICKEL	Russian Federation
Denis Fedorov	Head of the Directorate for Power Sector Development and Marketing in Power Generation, Gazprom OJSC, General Director of OJSC Tsentrenergoholding, General Director of Gazprom Energoholding LLC	Russian Federation
Dmitry Shugaev	Deputy Director General of State Corporation for Assistance to Development, Production and Export of Advanced Technology Industrial Product “Rostekhnologii”	Russian Federation